                           SCHEDULE 14A (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12


                               DIGITALTHINK, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:
       (2)    Form, Schedule or Registration Statement No.:
       (3)    Filing Party:
       (4)    Date Filed:

                               DIGITALTHINK, INC.
                              1098 HARRISON STREET
                        SAN FRANCISCO, CALIFORNIA 94103
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 28, 2000
                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DigitalThink, Inc., a Delaware corporation (the "Company"), will be held on Friday July 28, 2000 at 9:00 a.m. local time at the Sheraton Fisherman's Wharf Hotel, 2500 Mason Street, San Francisco, CA 94133 (the telephone number at the meeting location is (415) 627-6505) for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

     1. To elect two (2) Class I directors to serve for terms of three years expiring upon the 2003 Annual Meeting of Stockholders or until their successors are elected.

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 2001.

     5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on June 9, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Adam D. Levy
                                          Adam D. Levy
                                          Secretary
San Francisco, California
June 19, 2000

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               DIGITALTHINK, INC.
                            ------------------------

                          PROXY STATEMENT FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 28, 2000
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of DigitalThink, Inc. (the "Company" or "DigitalThink") for use at the Annual Meeting of Stockholders to be held Friday July 28, 2000 at 9:00 a.m. local time at the Sheraton Fisherman's Wharf Hotel, 2500 Mason Street, San Francisco, CA 94133, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The telephone number at the meeting location is (415) 627-6505.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended March 31, 2000, including financial statements, were first mailed on or about June 19, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on June 9, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 33,899,067 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 189 stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Elections at the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence of absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class I directors, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than February 28, 2001 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

     Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, two directors in Class II and three directors in Class
III. Two Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively. Each of the Class I directors elected at the Annual Meeting will hold office until the 2003 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

     In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The names of the two Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                   NAME                     AGE                  PRINCIPAL OCCUPATION
                   ----                     ---                  --------------------
NOMINEES FOR CLASS I DIRECTORS
  Steven L. Eskenazi......................  38    General Partner, the Walden Group
  Samuel D. Kingsland(2)..................  31    Founding Member of H&Q Venture Associates, LLC
CONTINUING CLASS II DIRECTORS
  E. Follett Carter(2)....................  57    Retired; former President of Gartner Group
                                                  Distribution
  William H. Lane, III(1).................  62    President, Canyon Vista, Inc.
CONTINUING CLASS III DIRECTORS
  Peter J. Goettner.......................  36    President, Chief Executive Officer and Chairman of
                                                  the Board
  Jon C. Madonna(1).......................  57    President and Chief Executive Officer of Carlson
                                                  Wagonlit Travel
  Roderick C. McGeary(1)..................  49    President and Chief Executive Officer of Brience,
                                                  Inc.

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     There are no family relationships among any of the directors or executive officers of the Company.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

     Samuel D. Kingsland has been a member of our board of directors since August 1996. Mr. Kingsland is a founding member of H & Q Venture Associates, LLC, a venture capital firm formed in July 1998. From January 1991 to July 1998, Mr. Kingsland held several positions, most recently as Principal, within the venture capital group of Hambrecht & Quist, Inc., an investment banking firm. Mr. Kingsland is a director of several private companies. Mr. Kingsland received a B.A. from Dartmouth College.

     Steven L. Eskenazi has been a member of our board of directors since June 1997. Since March 1997, Mr. Eskenazi has been a General Partner of the Walden Group, a venture capital firm. From February 1990 to March 1997, Mr. Eskenazi was Managing Director in charge of New Media Research for Deutsche Banc Alex. Brown, an investment banking company. Mr. Eskenazi also serves on the board of several private companies. Mr. Eskenazi holds a B.S. in Applied Mathematics from Union College and an M.B.A. from the Amos Tuck School of Management at Dartmouth College.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

     E. Follett Carter has been a member of our board of directors since June 1999. From October 1996 to his retirement in October 1999, Mr. Carter was the President of Gartner Group Distribution, a subsidiary of the Gartner Group, Inc., and Gartner Group's Chief Marketing Officer. From October 1993 to September 1996, Mr. Carter was the Executive Vice President, Sales and Marketing for the Gartner Group, Inc. Mr. Carter is also a director of several private companies. Mr. Carter holds a B.A. from Case Western Reserve University and an M.B.A. from Columbia University.

     Peter J. Goettner has served as our President, Chief Executive Officer and Chairman of our Board of Directors since he co-founded DigitalThink in April 1996. From January 1996 to April 1996, Mr. Goettner was developing the business and financing plan for DigitalThink. From November 1993 to December 1995, Mr. Goettner served as Director of Marketing for Knowledge Revolution, a developer of educational and engineering software. Mr. Goettner holds a B.S. in Electrical Engineering from the University of Michigan and an M.B.A. from the Haas School of Business at the University of California at Berkeley.

     William H. Lane, III has been a member of our board of directors since February 1999. Since 1996, Mr. Lane has been the President of Canyon Vista, Inc., a management consulting company. Mr. Lane retired from Intuit Inc., a financial software company, in July 1996, having served as its Vice President, Chief

Financial Officer, Secretary and Treasurer from January 1994 to April 1996. Mr. Lane served in a similar capacity at ChipSoft, Inc., a tax preparation software company, from July 1991 until its acquisition by Intuit in December 1993. Mr. Lane is also a director of public companies Cyberian Outpost, Inc., MetaCreations Corp. and Digital Now, Inc. and several private companies. Mr. Lane holds an A.B. from Columbia University.

     Jon C. Madonna has been a member of our board of directors since January 2000. Since December 1998, Mr. Madonna has been the President and Chief Executive Officer of Carlson Wagonlit Travel, a leading business travel and expense management company. From January 1997 to October 1998, Mr. Madonna was Vice Chairman of The Travelers Group, a financial services and insurance company, and Vice Chairman of Travelers Property and Casualty and Chief Executive Officer of the Personal Lines business. Previously, Mr. Madonna was with KPMG Peat Marwick for 28 years, where he held numerous senior leadership positions including Chairman, KPMG International from July 1995 to January 1998 and Chairman and Chief Executive Officer, KPMG Peat Marwick, USA from 1990 to October 1996. Mr. Madonna is also a director of Neuberger Berman, Inc., an independent investment advisor and Tidewater, Inc., a provider of services and equipment to the offshore energy industry. Mr. Madonna holds a B.S. from the University of San Francisco.

     Roderick C. McGeary has been a member of our board of directors since January 2000. Since May 2000, Mr. McGeary has been the President and Chief Executive Officer of Brience, Inc., an e-commerce company. From 1997 to May 2000, Mr. McGeary was a national managing partner of KPMG Consulting, an international consulting organization, a part of KPMG Peat Marwick LLP, and a member of KPMG Consulting's management committee. Mr. McGeary joined KPMG in 1972 as an audit professional and was elected partner in 1981. In January 1994, Mr. McGeary was named partner-in-charge of KPMG's West Coast Systems practice and in 1997, he was named a member of a two-person executive team that directs all KPMG Consulting services. Mr. McGeary received his B.S. from Lehigh University.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

     The Board of Directors of the Company held a total of thirteen meetings during the fiscal year ended March 31, 2000. All directors and nominees attended at least 75% of the meetings held during fiscal 2000.

     The Board of Directors has an audit committee and compensation committee. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board of Directors has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The audit committee consists of Messrs. Lane, Madonna and McGeary. The audit committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the charter accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

     The compensation committee consists of Messrs. Carter and Kingsland. The compensation committee makes recommendations to the Board of Directors regarding our employee benefit plans and the compensation of officers. None of the members of the compensation committee is currently, or has ever been at any time since our formation, one of our officers or employees. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or compensation committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our compensation committee was, at any time since our formation, an officer or employee of DigitalThink. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

DIRECTOR COMPENSATION

     We do not currently pay our directors for their services as members of the Board of Directors. We do reimburse our directors for reasonable expenses in connection with attending our board and committee meetings. We do not provide additional compensation for committee participation or special assignments of the board of directors. From time to time, we have granted our outside directors options to purchase shares of our common stock under the DigitalThink 1996 Stock Plan. In November 1996, we granted Mr. Lane an option to purchase 5,000 shares at a per share exercise price of $0.05. In October 1999, we granted Mr. Lane an option to purchase 40,000 shares at a per share exercised price of $1.50. In July 1999, we granted Mr. Carter an option to purchase 40,000 shares at a per share exercise price of $1.00. In January 2000, we granted Mr. Madonna an option to purchase 40,000 shares at a per share price of $9.00. In January 2000, we granted Mr. McGeary an option to purchase 40,000 shares at a per share price of $9.00.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 2001, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements annually since the Company's inception. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the audit committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth the compensation paid by us during fiscal 1999 and 2000 to our Chief Executive Officer and our next four most highly compensated executive officers who received compensation of more than $100,000 during fiscal 2000.(2)

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                          ------------
                                                   ANNUAL COMPENSATION     SECURITIES
                                                   --------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITIONS(2)        YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
     -------------------------------        ----   ---------   --------   ------------   ---------------
Peter J. Goettner.........................  2000   $150,000    $19,042      600,000         $      --
  President and Chief Executive Officer     1999                            150,000                --
Todd A. Clyde.............................  2000    140,000     43,440       75,000           7,916(1)
  Vice President, Learning Solutions        1999                            225,000                --
Michael W. Lodato.........................  2000    145,417     19,142      275,000                --
  Vice President, Marketing and             1999                    --                             --
  Business Development
Umberto Milletti..........................  2000    142,500     17,871      100,000                --
  Vice President, General Manager,
     Products                               1999                            125,000                --
J. Adriaan Theron.........................  2000    160,000      3,494      250,000          60,000(1)
  Vice President, Sales                     1999                                 --                --

---------------
(1) Represents sales commissions.

(2) Michael W. Pope, our Chief Financial Officer, joined DigitalThink in October 1999 at an annual salary of $175,000. Keith W. Carlson, our Chief Customer Officer, joined DigitalThink in March 2000 at an annual salary of $150,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information relating to stock options granted during fiscal 2000 to our Chief Executive Officer and our next four most highly compensated executive officers who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED ANNUAL
                                                  INDIVIDUAL GRANTS                                RATES OF STOCK PRICE
                       ------------------------------------------------------------------------        APPRECIATION
                       NUMBER OF SECURITIES        PERCENT OF                                         FOR OPTION TERM
                        UNDERLYING OPTIONS    TOTAL OPTIONS GRANTED     EXERCISE     EXPIRATION   -----------------------
        NAME                GRANTED(#)           IN FISCAL 2000       PRICE($/SH.)      DATE        5%($)       10%($)
        ----           --------------------   ---------------------   ------------   ----------   ---------   -----------
Peter J. Goettner....        600,000                  16.2%              $1.50        10/15/09     566,005     1,434,368
Todd A. Clyde........         75,000                   2.0                1.50        10/15/09      70,751       179,296
Michael W. Lodato....        125,000                   3.4                0.50         4/16/09      39,306        99,609
                              75,000                   2.0                0.75         6/11/09      35,375        89,648
                              75,000                   2.0                9.00         1/17/10     424,504     1,075,776
Umberto Milletti.....        100,000                   2.7                9.00         1/17/10     566,005     1,434,368
J. Adriaan Theron....             --                    --                  --              --          --            --

     In fiscal 2000, we granted options to purchase an aggregate of 3,709,550 shares of common stock to our employees, directors and consultants. Generally, we grant options at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined by our Board of Directors, and the options vest over four years from the date of grant. Because we are a publicly-held company, the fair market value of our stock equals its trading market price.

     In accordance with the rules of the Securities and Exchange Commission, the above table sets forth the potential realizable value over the ten-year period from the grant date to the expiration date, assuming rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent our estimate of future stock price performance. Actual realizable values, if any, of stock options will depend on the future performance of our common stock.

AGGREGATE YEAR-END OPTION VALUES

     The following table sets forth information for our Chief Executive Officer and the next four most highly compensated executive officers who received salary compensation of more than $100,000 in fiscal 2000, relating to the number and value of securities underlying exercisable and unexercisable options held at March 31, 2000.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                      MARCH 31, 2000(#)             MARCH 31, 2000($)
                                                 ---------------------------   ---------------------------
                     NAME                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ----                        -----------   -------------   -----------   -------------
Peter J. Goettner..............................     57,812        692,187      $1,205,878     $13,619,717
Todd A. Clyde..................................     69,270        230,729       1,422,845       4,694,625
Michael W. Lodato..............................         --        275,000              --       5,637,500
Umberto Milletti...............................    183,333        241,665       3,835,859       4,156,614
J. Adriaan Theron..............................     62,500        187,500       1,281,250       3,843,750

     The value of unexercised in-the-money options at March 31, 2000 above is based on a value of $39 25/64 per share, the last reported sale price of our common stock on the Nasdaq National Market on March 31, 2000, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option. All options were granted under the DigitalThink 1996 Stock Plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is provided to stockholders by the members of the compensation committee of the Board of Directors:

     The compensation committee of the Board of Directors (the "Committee"), comprising two directors, neither of whom are employees of the Company, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

     Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

     - Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

     - Motivate executives to achieve optimum performance for the Company;

     - Align the financial interest of executives and stockholders through equity-based plans;

     - Provide a total compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's 1996 Stock Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

     1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at other high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

     2. Long-Term Incentives. The Company's Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

     3. Benefits. The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the fiscal year 2000 for any executive officer.

FISCAL 2000 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     In determining Mr. Goettner's salary for fiscal year 2000, the Committee considered competitive compensation data for pre-public internet and business-to-business e-commerce companies. The Committee also took into account Mr. Goettner's experience and knowledge and his performance as Chief Executive Officer. The Committee also approved the award of a cash bonus of $19,042 and options to purchase 600,000 shares of Company Common Stock to Mr. Goettner in recognition of his performance during fiscal 2000.

SECTION 162(m) OF THE INTERNAL REVENUE CODE LIMITATIONS ON EXECUTIVE
COMPENSATION

     In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 2000.

     It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

     The foregoing Committee report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          The Compensation Committee of the
                                          Board of Directors

                                          E. Follett Carter
                                          Samuel D. Kingsland

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index ("Nasdaq U.S. Index") for the period beginning on February 24, 2000, the date DigitalThink priced its initial public offering, and ending on March 31, 2000.

                                                         NASDAQ                       DTHK                      H&Q INDEX
                                                         ------                       ----                      ---------
24-Feb-00                                                  100                         100                         100
29-Feb-00                                                  102                         291                         101
31-Mar-00                                                   99                         281                         110

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2000, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

     Unless otherwise indicated, the address for each beneficial owner set forth below is c/o DigitalThink, Inc., 1098 Harrison Street, San Francisco, California 94103.

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY
            NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED          PERCENT OWNED
            ------------------------------------              ----------------    -------------
Samuel D. Kingsland(1)......................................      9,031,124           26.7
  Hambrecht and Quist
  One Bush Street
  San Francisco, CA 94118
TI Ventures, L.P.(2)........................................      3,085,472            9.1
  c/o Samuel D. Kingsland
  Hambrecht and Quist
  One Bush Street
  San Francisco, CA 94118
H&Q Digital Think Investors, L.P.(3)........................      2,860,181            8.9
  c/o Samuel D. Kingsland
  Hambrecht and Quist
  One Bush Street
  San Francisco, CA 94118
Funds Associated with Adobe Systems, Inc.(4)................      2,948,990            8.7
  c/o Samuel D. Kingsland
  Hambrecht and Quist
  One Bush Street
  San Francisco, CA 94118
The Walden Group(5).........................................      2,700,000            8.0
  750 Battery Street, Suite 700
  San Francisco, CA 94111
  Attn: Joanna Tieu
Steven L. Eskenazi(6).......................................      2,700,000            8.0
  1910 Jackson Street
  San Francisco, CA 94109
Torstar Corporation.........................................      2,076,923            6.1
  One Young Street, Sixth Floor
  Toronto, Canada M5E1P9
  Attn: David Wetherald
Peter J. Goettner(7)........................................      1,613,462            4.8
E. Follett Carter...........................................         80,000              *
Jon C. Madonna..............................................         18,000              *
Roderick C. McGeary(8)......................................         18,692              *
William H. Lane, III........................................         78,077              *
Keith W. Carlson(9).........................................         30,000              *
Todd A. Clyde(10)...........................................        106,770              *

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY
            NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED          PERCENT OWNED
            ------------------------------------              ----------------    -------------
Michael W. Lodato(11).......................................         66,426              *
Umberto Milletti(12)........................................      1,266,075            3.7
Michael W. Pope(13).........................................        101,322              *
J. Adriaan Theron(14).......................................         72,916              *
All directors and executive officers as a group (13
  persons)..................................................     15,182,864           44.5

---------------
  *  Less than 1% of the outstanding shares of common stock.

 (1) Includes 2,777,779 shares held by TI Ventures, L.P., 307,693 shares held by TI Ventures II, L.P., 282,828 shares held by Adobe Ventures, L.P., 43,512 shares held by Adobe Ventures III, L.P. and 17,172 shares held by H&Q Adobe Ventures Management, L.P., 116,667 shares held by H&Q Adobe Ventures Management II, LLC, 2,860,181 shares held by H&Q Digital Think Investors, L.P. and 2,642 shares held by HQVA Adobe Ventures Management III, LLC. Mr. Kingsland disclaims beneficial ownership of such shares.

 (2) Includes 2,777,779 shares held by TI Ventures, L.P., 307,693 shares held by TI Ventures II, L.P.

 (3) Includes 17,172 shares held by H&Q Adobe Ventures Management, L.P., 116,667 shares held by H&Q Adobe Ventures Management II, LLC, 2,860,181 shares held by H&Q Digital Think Investors, L.P. and 2,642 shares held by HQVA Adobe Ventures Management III, LLC.

 (4) Includes 282,828 shares held by Adobe Ventures, L.P., 43,512 shares held by Adobe Ventures III, L.P. and 2,622,650 shares held by Adobe Incentive Partners.

 (5) Includes 1,550,000 shares held by Walden Media Information Technology Fund, L.P., 220,000 shares held by Walden EDB Partners, L.P., 17,600 shares held by Walden EDB Partners II, L.P., 765,727 shares held by Walden-SBIC, L.P. and 146,673 shares held by Walden Technology Ventures II, L.P.

 (6) Includes 1,550,000 shares held by Walden Media Information Technology Fund, L.P., 220,000 shares held by Walden EDB Partners, L.P., 17,600 shares held by Walden EDB Partners II, L.P., 765,727 shares held by Walden-SBIC, L.P. and 146,673 shares held by Walden Technology Ventures II, L.P. Mr. Eskenazi disclaims beneficial ownership of such shares.

 (7) Includes 64,062 stock options exercisable within 60 days of March 31, 2000 and 75,000 shares beneficially owed by the Goettner-Shmunes 1999 Children's Trust UTA Dated July 26, 1999.

 (8) Includes 10,000 stock options exercisable within 60 days of March 31, 2000.

 (9) Includes 15,000 stock options exercisable within 60 days of March 31, 2000.

(10) Includes 20,829 stock options exercisable within 60 days of March 31, 2000.

(11) Includes 5,729 stock options exercisable within 60 days of March 31, 2000 and 15,385 shares held by the Lodato Family Trust.

(12) Includes 178,875 stock options exercisable within 60 days of March 31, 2000, 839,200 shares held by the Umberto Milletti and Julie Milletti Trust Dated March 10, 1999 and 200,000 shares held by Vincent Vitiello, Trustee of the Milletti Children's Trust UTA Dated August 13, 1999.

(13) Includes 17,187 stock options exercisable within 60 days of March 31, 2000.

(14) Includes 10,416 stock options exercisable within 60 days of March 31, 2000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the fiscal year ended March 31, 2000 (the "Last Fiscal Year"), the Company believes that, during the Last Fiscal Year, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all section 16(a) requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and executive officers.

POLICY REGARDING TRANSACTIONS WITH AFFILIATES

     All future transactions with affiliates, including any loans we make to our officers, directors, principal stockholders or other affiliates, will be approved by a majority of our board of directors, including a majority of the independent and disinterested members or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to us than we could have obtained from unaffiliated third parties.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

San Francisco, California
June 19, 2000

                               DigitalThink Logo

                               DIGITALTHINK, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                              FRIDAY JULY 28, 2000
                          SHERATON FISHERMAN'S WHARF
                               2500 MASON STREET
                            SAN FRANCISCO, CA 94133


       DIGITALTHINK, INC.
       1098 HARRISON STREET, SAN FRANCISCO, CA 94103
           PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JULY 28, 2000

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Peter J. Goettner and Michael W. Pope, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Company #

Control #

There are two ways to vote your proxy

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET -- http://www.eproxy.com/dthk/ -- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located in the upper right hand corner above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to DigitalThink, Inc. c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Internet, please do not mail your Proxy Card.

                                SEE REVERSE SIDE

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.     Election of directors: 01 Steven L. Eskenazi     [ ] Vote FOR           [ ] Vote WITHHELD
                              02 Samuel D. Kingsland        all nominees           from all nominees
                                                            (except as marked)

(Instructions: To withhold authority to vote for any
indicated nominee, write the number(s) of the nominee(s) in
the box provided to the right.)
                                                            --------------------


2. Ratifying the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 2001.
                                            [ ] For    [ ] Against   [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box  [ ]
Indicate changes below:                     Date
                                                --------------------------------


                                            ------------------------------------
                                            Signature(s) in Box
                                            Please sign exactly as your name(s)
                                            appear on Proxy. If held in joint
                                            tenancy, all persons must sign.
                                            Trustees, administrators, etc.
                                            should include title and authority.
                                            Corporations should provide full
                                            name of corporation and title of
                                            authorized officer signing the
                                            proxy.